ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090690770-20
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/21/2009 9:30 AM
	Entity Number E0503992009-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	CUBA BUSINESS DEVELOMENT GROUP, INC.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: ______ Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) FELIX DANCIU Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 6011 EL PARQUE AVENUE (Street Address) — LAS VEGAS (City) — Nevada 89146 (Zip Code) Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 100,000,000 — Par value per share: $ .0001 — Number of shares without par value: NONE
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) HUGO M. CANCIO (Name) 8010 NW TERRACE (Street Address) — MIAMI (City) — FL (State) — 33018 (Zip Code) 2) ______ Name Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: ANY LAWFUL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	HUGO M. CANCIO (Name) — X [signature] (Incorporator Signature) 8010 NW TERRACE (Address) — MIAMI (City) — FL (State) — 33018 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 9/18/2009 (Date)

This form must be accompanied by appropriate fees.